Exhibit 99.1

Quidel Contact:	Media and Investors Contact:
Quidel Corporation	Quidel Corporation
Randy Steward	Ruben Argueta
Chief Financial Officer	858.646.8023
858.552.7931	ruben.argueta@quidel.com

QUIDEL REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

SAN DIEGO, CA – (Marketwired) - October 28, 2015 — Quidel Corporation (NASDAQ: QDEL), a provider of rapid diagnostic testing solutions, cellular-based virology assays and molecular diagnostic systems, announced today financial results for the third quarter ended September 30, 2015.

Third Quarter 2015 Highlights:

•	Total revenues for the quarter increased 14% to $46.8 million, led by sales of Sofia® and other new products.

•	Sales of new products increased 76% from the third quarter of 2014 to $16.6 million.

•
Reported GAAP EPS of $(0.02) per share as compared to $(0.17) per share in the third quarter of 2014 and non-GAAP EPS of $0.05 per diluted share as compared to $(0.01) per share in the third quarter of 2014.

Third Quarter 2015 Results
Total revenues for the third quarter of 2015 increased 14% to $46.8 million, as compared to $41.2 million in the third quarter of 2014. Adjusting for Grant Revenue, which declined as a result of lower R&D spend on the Savanna project during the quarter, product revenue increased 22% over the third quarter of 2014.

New product revenues totaled $16.6 million, a 76% increase from $9.4 million in the third quarter of 2014. Total Sofia product revenues increased by 78% and molecular revenues increased 52% from the third quarter of 2014.

“We are pleased to report our financial results for the third quarter, which are a reflection of our earlier successes in the market with our flagship product, Sofia, and our new molecular product offerings,” said Douglas Bryant, president and CEO of Quidel Corporation. "Equally important, the noticeable increase in Sofia placements in the quarter, and early interest in our Solana® molecular platform portend continued success in the future."

Total costs and expenses in the third quarter of 2015 were $45.6 million as compared to $51.3 million in the third quarter of 2014. Gross margin for the quarter was 64% as compared to 59% for the same period last year. The improvement in gross margin was the result of improved product mix, driven by greater influenza sales, increased manufacturing efficiency and the expiration of amortization of the Alere settlement. Operating expenses, excluding amortization of intangible assets, were $26.4 million in the third quarter of 2015, as compared to $28.8 million in the third quarter of 2014. Research and Development expenses decreased by $3.1 million over the third quarter of 2014, primarily due to decreased product development costs. Sales and Marketing expenses increased by $0.7 million primarily due to higher compensation costs, as compared to the second quarter of 2014. General and administrative expenses in the third quarter of 2015 were in line with the third quarter of the prior year.

Net loss for the third quarter of 2015 was $0.8 million, or $(0.02) per share, compared to net loss of $5.8 million, or $(0.17) per share, for the third quarter of 2014. The net loss increase in the third quarter of 2015 was mostly due to an increase in interest expense of $1.2 million after tax, or $(0.03) per share, the result of the Company's convertible debt offering in December 2014. On a non-GAAP basis, excluding amortization of intangibles, stock compensation expense and certain non-recurring items, net income for the third quarter of 2015 was $1.7 million, or $0.05 per diluted share, compared to net loss of $0.5 million, or $(0.01) per share, for the same period in 2014.

Results for the Nine Months Ended September 30, 2015
Total revenues increased 20% to $143.7 million for the nine-month period ended September 30, 2015, as compared to $120.2 million for the same period in 2014. The increase in revenues was primarily driven by stronger demand for Infectious Disease and Women's Health products in 2015 relative to 2014.

New product revenue for the nine-month period of 2015 grew 94% to $39.5 million, from $20.4 million for the nine-month period of 2014. During the first nine months of 2015, Sofia revenue increased 98% and molecular revenue increased 61% from 2014.

For the nine-month period ended September 30, 2015, total costs and expenses were $143.6 million as compared to $142.3 million over the same period in 2014. Gross margin increased to 63% versus 56% last year, the result of improved product mix and the expiration of amortization of the Alere settlement. Research and Development expense for 2015 decreased by $3.1 million from 2014, due primarily to lower product development costs. Sales and Marketing expense increased by $4.3 million, due to the expansion and training of a larger sales force in 2015 relative to 2014. General & Administrative expenses increased $3.1 million primarily due to business development activities and related costs incurred in the first quarter of 2015.

For the nine-month period in 2015, net loss was $5.7 million, or $(0.17) per share, as compared to net loss of $14.2 million, or $(0.41) per share, for the same nine-month period in 2014. The after tax interest expense impact in the first nine months of 2015 was $(0.15) per share as compared to $0.00 per share for the comparable period of 2014. On a non-GAAP basis, excluding amortization of intangibles, stock compensation expense and certain non-recurring items, net income for the nine months ended September 30, 2015 was $7.7 million, or $0.22 per diluted share, compared to net loss of $1.0 million, or $(0.03) per share, for the first nine months of 2014.

"Despite some perceived headwinds in our sector, we've shown a good deal of growth this year due to the increase in demand for our new products, and believe our company is well-positioned to meet our longer-term growth objectives," added Mr. Bryant.

Non-GAAP Financial Information
The Company is providing non-GAAP financial information to exclude the effect of stock-based compensation, amortization of intangibles and certain non-recurring items on earnings (loss) and net earnings (loss) per share as a supplement to its consolidated financial statements, which are presented in accordance with generally accepted accounting principles in the U.S., or GAAP.

Management is providing the adjusted net earnings (loss) and adjusted net earnings (loss) per share information for the periods presented because it believes this enhances the comparison of the Company’s financial performance from period-to-period, and to that of its competitors. This press release is not meant to be considered in isolation, or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to the comparable GAAP measures is included in this press release as part of the attached financial tables.

Conference Call Information
Quidel management will host a conference call to discuss the third quarter results as well as other business matters today beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). During the conference call, management may answer questions concerning business and financial developments and trends. Quidel’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute material information that has not been previously disclosed.
To participate in the live call by telephone from the U.S., dial 253-336-7286, and enter the pass code 5433-8507.
A live webcast of the call can be accessed at http://ir.quidel.com, and the Web site replay will be available for 14 days. The telephone replay will be available for 48 hours beginning at 8:00 p.m. Eastern Time (5:00 p.m. Pacific Time) today by dialing 855-859-2056 from the U.S., or 404-537-3406 for international callers, and entering pass code 5433-8507.
About Quidel Corporation
Quidel Corporation serves to enhance the health and well-being of people around the globe through the development of diagnostic solutions that can lead to improved patient outcomes and provide economic benefits to the healthcare system. Marketed under the QuickVue®, D3® Direct Detection and Thyretain® leading brand names, as well as under the new Sofia®, AmpliVue®, Solana® and Lyra® brands, Quidel’s products aid in the detection and diagnosis of many critical diseases and conditions, including, among others, influenza, respiratory syncytial virus, Strep A, herpes, pregnancy, thyroid disease and fecal occult blood. Quidel’s research and development engine is also developing a continuum of diagnostic solutions from advanced lateral-flow and direct fluorescent antibody to molecular diagnostic tests to further improve the quality of healthcare in physicians’ offices and hospital and reference laboratories. For more information about Quidel’s comprehensive product portfolio, visit quidel.com.
This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future financial results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. Differences in actual results and performance may arise as a result of a number of factors including, without limitation, fluctuations in our operating results resulting from seasonality, the timing of the onset, length and severity of cold and flu seasons, government and media attention focused on influenza and the related potential impact on humans from novel influenza viruses, adverse changes in competitive conditions in domestic and international markets, changes in sales levels as it relates to the absorption of our fixed costs, lower than anticipated market penetration of our products, the reimbursement system currently in place and future changes to that system, and changes in economic conditions in our domestic and international markets, the quantity of our product in our distributors’ inventory or distribution channels, changes in the buying patterns of our distributors and changes in the healthcare market and consolidation of our customer base; our development and protection of intellectual property; our development of new technologies, products and markets; our reliance on a limited number of key distributors; our reliance on sales of our influenza diagnostics tests; our ability to manage our growth strategy, including our ability to integrate companies or technologies we have acquired or may acquire; intellectual property risks, including but not limited to, infringement litigation; limitations and covenants in our senior credit facility; our need for additional funds to finance our operating needs; volatility and disruption in the global capital and credit markets; acceptance of our products among physicians and other healthcare providers; competition with other providers of diagnostic products; adverse actions or delays in new product reviews or related to currently-marketed products by the U.S. Food and Drug Administration (the “FDA”); changes in government policies; compliance with other government regulations, such as safe working conditions, manufacturing practices, environmental protection, fire hazard and disposal of hazardous substances; third-party reimbursement policies; our ability to meet demand for our products; interruptions in our supply of raw materials; product defects; business risks not covered by insurance and exposure to other litigation claims; interruption to our computer systems; competition for and loss of management and key personnel; international risks, including but not limited to, compliance with product registration requirements, exposure to currency exchange fluctuations and foreign currency exchange risk sharing arrangements, longer payment cycles, lower selling prices and greater difficulty in collecting accounts receivable, reduced protection of intellectual property rights, political and economic instability, taxes, and diversion of lower priced international products into U.S. markets; our significant debt service requirements; the possibility that we may incur additional indebtedness; our ability to settle conversions of our convertible senior notes in cash; the effect on our operating results from the trigger of the conditional conversion feature of our convertible senior notes; dilution resulting from future sales of our equity; volatility in our stock price; provisions in our charter documents, Delaware law and the indenture governing our convertible senior notes that might delay or impede stockholder actions with respect to business combinations or similar transactions; and our intention of not paying dividends. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” and similar words, although some forward-looking statements are expressed differently. The risks described in reports and registration statements that we file with the Securities and Exchange Commission (the “SEC”) from time to time should be carefully considered. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. We undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, except as required by law.

QUIDEL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data; unaudited)

	Three months ended September 30,
	2015	2014
Total revenues	$46,812	$41,193
Cost of sales (excludes amortization of intangible assets from acquired businesses and technology)	16,961	16,768
Research and development	8,419	11,506
Sales and marketing	12,112	11,396
General and administrative	5,889	5,879
Amortization of intangible assets from acquired businesses and technology	2,219	2,207
Impairment loss	—	3,558
Total costs and expenses	45,600	51,314
Operating income (loss)	1,212	(10,121)
Interest expense, net	(3,090)	(224)
Loss before benefit for income taxes	(1,878)	(10,345)
Benefit for income taxes	(1,116)	(4,578)
Net loss	$(762)	$(5,767)

Basic and diluted loss per share	$(0.02)	$(0.17)
Weighted shares used in basic and diluted per share calculation	33,683	34,480

Gross profit as a % of total revenues	64%	59%
Research and development as a % of total revenues	18%	28%
Sales and marketing as a % of total revenues	26%	28%
General and administrative as a % of total revenues	13%	14%

Condensed balance sheet data (in thousands):	9/30/2015	12/31/2014
Cash, cash equivalents and restricted cash	$184,370	$204,022
Accounts receivable, net	31,020	34,466
Inventories	24,568	24,763
Total assets	419,042	447,411
Long term debt	145,987	142,575
Stockholders’ equity	219,414	245,011

QUIDEL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data; unaudited)

	Nine months ended September 30,
	2015	2014
Total revenues	$143,717	$120,205
Cost of sales (excludes amortization of intangible assets from acquired businesses and technology)	53,566	52,917
Research and development	25,575	28,714
Sales and marketing	35,823	31,567
General and administrative	22,039	18,949
Amortization of intangible assets from acquired businesses and technology	6,638	6,623
Impairment loss	—	3,558
Total costs and expenses	143,641	142,328
Operating income (loss)	76	(22,123)
Interest expense, net	(9,046)	(955)
Loss before benefit for income taxes	(8,970)	(23,078)
Benefit for income taxes	(3,268)	(8,891)
Net loss	$(5,702)	$(14,187)

Basic and diluted loss per share	$(0.17)	$(0.41)
Weighted shares used in basic and diluted per share calculation	34,313	34,340

Gross profit as a % of total revenues	63%	56%
Research and development as a % of total revenues	18%	24%
Sales and marketing as a % of total revenues	25%	26%
General and administrative as a % of total revenues	15%	16%

QUIDEL CORPORATION
Reconciliation of Non-GAAP Financial Information
(In thousands, except per share data; unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Net loss - GAAP	$(762)	$(5,767)	$(5,702)	$(14,187)
Add:
Non-cash stock compensation expense	1,719	1,293	5,713	4,772
Amortization of intangibles	2,360	3,931	7,724	12,447
Impairment loss	—	3,558	—	3,558
Amortization of debt discount and issuance costs	1,341	—	3,989	—
One-time business development expenses	—	—	2,390
Income tax impact of valuation allowance for deferred tax assets	(73)	—	790	—
Income tax impact of non-cash stock compensation expense, amortization of intangibles, debt discount and issuance costs and one-time business development expenses	(2,851)	(3,517)	(7,213)	(7,584)
Adjusted net (loss) income	$1,734	$(502)	$7,691	$(994)
Basic earnings per share:
Adjusted net (loss) earnings	$0.05	$(0.01)	$0.22	$(0.03)
Net loss - GAAP	$(0.02)	$(0.17)	$(0.17)	$(0.41)
Diluted earnings per share:
Adjusted net (loss) earnings	$0.05	$(0.01)	$0.22	$(0.03)
Net loss - GAAP	$(0.02)	$(0.17)	$(0.17)	$(0.41)